SECURITIES AND EXCHANGE COMMISSION

                    WASHINGTON, D. C.  20549

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934


                         February 3, 1997
        ------------------------------------------------
        Date of report (date of earliest event reported)


                     SCHWERMAN TRUCKING CO.
     ------------------------------------------------------
     (Exact name of registrant as specified in its charter)


                            Wisconsin
         ----------------------------------------------
         (State or other jurisdiction of incorporation)

          0-2936                          39-0767397
  -------------------------------------------------------------
  (Commission File Number) (I.R.S. Employer Identification No.)


    P. O. Box 1601, 611 South 28 Street, Milwaukee, WI  53201
    ---------------------------------------------------------
    (Address of principal executive offices)       (Zip Code)


         414/671-1600                             N/A
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(Registrant's telephone number,    (Former name or former address
   including area code)              if changed since this report)

            ITEM 5 - OTHER MATERIAL IMPORTANT EVENTS

The Registrant's President and Chief Executive Officer, Jack F. Schwerman, announced today , February 3, 1997 that the Schwerman Trucking Co. Board of Directors had voted and decided to redeem all of the corporation's issued and outstanding 7% Preferred cumulative convertible stock for $10.50 per share on the
Company's May 30, 1997 dividend pay date. The effect of this action is to take the Company private since there are no other public issues. A press release is being mailed concurrently to all of its preferred shareholders and agencies holding stock in a street name.

The Registrant first issued this class of stock approximately  30 years ago in connection with the purchase of a Florida based motor carrier.


                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                      SCHWERMAN TRUCKING CO.



                                      BY: Jack F. Schwerman
                                          Jack F. Schwerman, President